                                     Exhibit 23.2

BEHRE DOLBEAR
MINERALS INDUSTRY ADVISORS
BEHRE DOLBEAR & COMPANY (USA), INC.

February 18, 2014

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102

Re: Consent for Reference in Form 10-K Filing

Gentlemen:

Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10-K with the U.S. Securities and Exchange Commission. Please contact us if you require further assistance.

Sincerely,

/s/ BEHRE DOLBEAR & COMPANY (USA), INC.